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                                                                EXHIBIT (23)(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in this Registration Statement on Form S-2 of our report dated February 6, 2003, relating to the financial statements, which appears in MONY Life Insurance Company of America's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PricewaterhouseCoopers LLP

New York, New York
February 9, 2004